Exhibit 4.1

AMENDMENT NO. 1 TO STOCKHOLDERS AGREEMENT

This Amendment No. 1 (this “Amendment”) to the Stockholders Agreement (the “Agreement”), dated as of April 24, 2014, by and among (i) Zimmer Holdings, Inc., a Delaware corporation (the “Company”), (ii) LVB Acquisition Holding, LLC, a Delaware limited liability company (the “Principal Stockholder”), and (iii) each of the other Persons whose name appears on the signature pages to the Agreement, is entered into as of March 30, 2015.

WHEREAS, the 2015 Annual Meeting of Stockholders of the Company is expected to take place on or about May 5, 2015; and

WHEREAS, the Company has requested, and the parties desire, that the Agreement be amended as hereinafter provided.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the adequacy and receipt of which hereby are acknowledged, the parties hereby agree as follows:

Section 1.1 All capitalized terms used herein shall have the meanings set forth in the Agreement, unless the context indicates otherwise.

Section 1.2 Section 1.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Composition of the Board of Directors Following the Closing. Upon the later of (x) the Closing Date and (y) the conclusion of the 2015 Annual Meeting of Stockholders of the Company (provided, that, if the 2015 Annual Meeting of Stockholders of the Company is adjourned, recessed or postponed, for purposes of this Section 1.1 and Section 1.2(a) such meeting shall be deemed to have concluded upon such adjournment, recess or postponement, as applicable), (i) the Company’s board of directors (the “Board”) shall take all action necessary and appropriate (including by amending the bylaws of the Company, if necessary) to cause the number of directors on the Board to be increased by two (2) and (ii) the Board shall appoint two individuals selected by the Sponsors on behalf and for the benefit of the Principal Stockholder, who upon appointment will be Principal Stockholder Directors.”

Section 1.3 Section 1.2(a) of the Agreement is hereby deleted in its entirety and replaced with the following:

“(a) Following the later of (x) the Closing Date and (y) the conclusion of the 2015 Annual Meeting of Stockholders of the Company, subject to Section 1.1, the other provisions of this Section 1.2 and Section 1.3, at each annual or special meeting of the stockholders of the Company at which directors are to be elected to the Board, the Company will nominate and use its reasonable best efforts (which shall, subject to Applicable Law, include the inclusion in any proxy statement prepared, used, delivered or publicly filed by the Company to solicit the vote of its stockholders in connection with any such meeting the recommendation of the Board that stockholders of the Company vote in favor of the slate of directors, including the Principal Stockholder Designee(s)) to cause the stockholders of the Company to elect to the Board a slate of directors which includes, prior to a Principal Stockholder Rights Termination Event, the Principal Stockholder Designee(s).”

Section 1.4 Section 1.2 of the Agreement is hereby amended by inserting the following sub-section (f) immediately after Section 1.2(e):

“(f) In the event the Principal Stockholder is dissolved or liquidated or otherwise ceases to exist following the Closing Date and prior to the occurrence of any Principal Stockholder Rights Termination Event, (i) all references to the Principal Stockholder in this Article I shall thereafter be deemed references to the Sponsors (which for this purpose shall not include, for the avoidance of doubt, any Bank Members) and (ii) without limiting the generality of the foregoing clause (i), the rights of the Principal Stockholder under this Article I to designate Principal Stockholder Designee(s) or replacement Principal Stockholder Designee(s) to the Board shall become rights of the Sponsors (which for this purpose shall not include, for the avoidance of doubt, any Bank Members); it being understood that, in such event, such rights shall be exercised by the Sponsors collectively and not individually.”

Section 1.5 The defined term “Principal Stockholder Designee(s)” is hereby deleted in its entirety and replaced with the following:

““Principal Stockholder Designee(s)” means, subject to Section 1.2(f) and Section 1.3, so long as the number of shares of Company Common Stock Beneficially Owned by the Principal Stockholder Investors in the aggregate continues to represent at least sixty percent (60%) of the shares of Company Common Stock acquired by the Principal Stockholder as merger consideration at the Closing, two (2) individuals designated in writing by the Principal Stockholder (or, if applicable as provided in Section 1.2(f), the Sponsors) for election or appointment to the Board; provided, that, in the event that the Principal Stockholder Investors Beneficially Own in the aggregate less than sixty percent (60%) of the shares of Company Common Stock acquired by the Principal Stockholder as merger consideration at the Closing, “Principal Stockholder Designee(s)” means one (1) individual designated in writing by the Principal Stockholder (or, if applicable as provided in Section 1.2(f), the Sponsors) for election or appointment to the Board, so long as the number of shares of Company Common Stock Beneficially Owned by the Principal Stockholder Investors in the aggregate continues to represent at least thirty percent (30%) of the shares of Company Common Stock acquired by the Principal Stockholder as merger consideration at the Closing; provided, further, that, in the event that the number of shares of Company Common Stock Beneficially Owned by the Principal Stockholder Investors represents less than thirty percent (30%) of the shares of Company Common Stock acquired by the Principal Stockholder as merger consideration at the Closing, “Principal Stockholder Designee(s)” means zero (0) individuals.”

Section 1.6 The defined term “Standstill Period” is hereby deleted in its entirety and replaced with the following:

““Standstill Period” means, with respect to each of the Principal Stockholder Investors and the Sponsors, from the Closing Date until the date that is the earlier of (a) the later of (x) the date on which the number of shares of Company Common Stock Beneficially Owned by the Principal Stockholder Investors represents less than thirty percent (30%) of the shares of

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Company Common Stock acquired by the Principal Stockholder as merger consideration at the Closing and (y) one (1) year after the date on which there is no Principal Stockholder Director(s) serving as a director on the Board (and the Principal Stockholder (or, if applicable as provided in Section 1.2(f), the Sponsors) either no longer has any rights under Article I to designate any Principal Stockholder Designee(s) to serve on the Board or have irrevocably waived any such rights) and (b) the termination of this Agreement pursuant to Section 6.1.”

Section 1.7 This Amendment and the Agreement (including the Exhibits and Schedules that form a part thereof), the Merger Agreement and the Confidentiality Agreement (as such term is defined in the Merger Agreement) constitute the entire understanding of the parties hereto with respect to the transactions contemplated hereby and the subject matter contained herein, and supersede all prior and contemporaneous agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Amendment.

Section 1.8 This Amendment and all matters arising out of or relating hereto, including its validity, construction and interpretation, shall be governed by the laws of the State of Delaware, without regard to the laws as to choice or conflict of laws.

Section 1.9 This Amendment may be executed in any number of counterparts (delivery of which may occur via facsimile or e-mail), each of which shall be binding as of the date first written above, and, when delivered, all of which shall constitute one and the same instrument. A facsimile signature or electronically scanned copy of a signature shall constitute and shall be deemed to be sufficient evidence of a party’s execution of this Amendment, without necessity of further proof. Each such copy shall be deemed an original, and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

Section 1.10 Except as otherwise provided herein, the Agreement shall remain unchanged and in full force and effect.

Section 1.11 From and after the execution of this Amendment by the parties hereto, any reference to the Agreement shall be deemed to be a reference to the Agreement as amended by this Amendment.

Section 1.12 Article VI of the Agreement shall, to the extent not already set forth in this Amendment, apply mutatis mutandis to this Amendment.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment by their authorized representatives as of the date first above written.

ZIMMER HOLDINGS, INC.

By:	/s/ Chad F. Phipps
Name:	Chad F. Phipps
Title:	Senior Vice President, General Counsel and Secretary

[Signature Page to Amendment to Stockholders Agreement]

LVB ACQUISITION HOLDING, LLC

By:	/s/ Max C. Lin
Name:	Max C. Lin
Title:	Director

[Signature Page to Amendment to Stockholders Agreement]

BLACKSTONE CAPITAL PARTNERS V L.P.

By:	Blackstone Management Associates V L.L.C., its General Partner

By:	BMA V L.L.C., its Sole Member

By:	/s/ Chinh Chu
Name:	Chinh Chu
Title:	Senior Mg Director

BLACKSTONE CAPITAL PARTNERS V-AC L.P.

By:	Blackstone Management Associates V L.L.C., its General Partner

By:	BMA V L.L.C., its Sole Member

By:	/s/ Chinh Chu
Name:	Chinh Chu
Title:	Senior Mg Director

BCP V-S L.P.

By:	Blackstone Management Associates V L.L.C., its General Partner

By:	BMA V L.L.C., its Sole Member

By:	/s/ Chinh Chu
Name:	Chinh Chu
Title:	Senior Mg Director

BLACKSTONE FAMILY INVESTMENT PARTNERSHIP V L.P.

By:	BCP V Side-by-Side GP L.L.C., its General Partner

By:	/s/ Chinh Chu
Name:	Chinh Chu
Title:	Senior Mg Director

[Signature Page to Amendment to Stockholders Agreement]

BLACKSTONE FAMILY INVESTMENT PARTNERSHIP V-SMD L.P.

By:	Blackstone Family GP L.L.C., its General Partner

By:	/s/ Chinh Chu
Name:	Chinh Chu
Title:	Senior Mg Director

BLACKSTONE PARTICIPATION PARTNERSHIP V L.P.

By:	BCP V Side-by-Side GP L.L.C., its General Partner

By:	/s/ Chinh Chu
Name:	Chinh Chu
Title:	Senior Mg Director

BCP V CO-INVESTORS L.P.

By:	Blackstone Management Associates V L.L.C., its General Partner

By:	BMA V L.L.C., its Sole Member

By:	/s/ Chinh Chu
Name:	Chinh Chu
Title:	Senior Mg Director

[Signature Page to Amendment to Stockholders Agreement]

GS CAPITAL PARTNERS VI FUND, L.P.

By:	GSCP VI Advisors, L.L.C., its General Partner

By:	/s/ Adrian Jones
Name:	Adrian Jones
Title:	Vice President

GS CAPITAL PARTNERS VI PARALLEL, L.P.

By:	GS Advisors VI, L.L.C., its General Partner

By:	/s/ Adrian Jones
Name:	Adrian Jones
Title:	Vice President

GS CAPITAL PARTNERS VI OFFSHORE FUND, L.P.

By:	GSCP VI Offshore Advisors, L.L.C., its General Partner

By:	/s/ Adrian Jones
Name:	Adrian Jones
Title:	Vice President

GS CAPITAL PARTNERS VI GMBH & CO. KG

By:	GS Advisors VI, L.L.C., its Managing Limited Partner

By:	/s/ Adrian Jones
Name:	Adrian Jones
Title:	Vice President

GOLDMAN SACHS BMET INVESTORS, L.P.

By:	GS BMET ADVISORS, L.L.C., its General Partner

By:	/s/ Adrian Jones
Name:	Adrian Jones
Title:	Vice President

[Signature Page to Amendment to Stockholders Agreement]

GOLDMAN SACHS BMET INVESTORS OFFSHORE HOLDINGS, L.P.

By:	GS BMET OFFSHORE ADVISORS, INC., as General Partner

By:	/s/ Adrian Jones
Name:	Adrian Jones
Title:	Vice President

PEP BASS HOLDINGS LLC

By:	GSAM GEN-PAR, L.L.C., its Manager

By:	/s/ Jonathan Snider
Name:	Jonathan Snider
Title:	Authorized Signatory

PRIVATE EQUITY PARTNERS 2004 DIRECT INVESTMENT FUND LP

By:	GOLDMAN SACHS PEP 2004 DIRECT INVESTMENT ADVISORS, L.L.C., as General Partner

By:	GSAM GEN-PAR, L.L.C., its Managing Member

By:	/s/ Jonathan Snider
Name:	Jonathan Snider
Title:	Authorized Signatory

PRIVATE EQUITY PARTNERS 2005 DIRECT LP

By:	GOLDMAN SACHS PEP 2005 DIRECT INVESTMENT ADVISORS, L.L.C., as General Partner

By:	GSAM GEN-PAR, L.L.C., its Managing Member

By:	/s/ Jonathan Snider
Name:	Jonathan Snider
Title:	Authorized Signatory

[Signature Page to Amendment to Stockholders Agreement]

PRIVATE EQUITY PARTNERS IX DIRECT LP

By:	GOLDMAN SACHS PEP IX DIRECT INVESTMENT ADVISORS, L.L.C., as General Partner

By:	GSAM GEN-PAR, L.L.C., its Managing Member

By:	/s/ Jonathan Snider
Name:	Jonathan Snider
Title:	Authorized Signatory

GS LVB CO-INVEST, L.P.

By:	GS LVB ADVISORS, L.L.C., as General Partner

By:	/s/ Adrian Jones
Name:	Adrian Jones
Title:	Vice President

[Signature Page to Amendment to Stockholders Agreement]

KKR BIOMET, LLC

By:	/s/ William Janetschek
Name:	William Janetschek
Title:	Vice President

[Signature Page to Amendment to Stockholders Agreement]

TPG PARTNERS IV, L.P.

By:	TPG GenPar IV, L.P., its General Partner
By:	TPG Advisors IV, Inc., its General Partner

By:	/s/ Ronald Cami
	Name:	Ronald Cami
	Title:	Vice President

TPG PARTNERS V, L.P.

By:	TPG GenPar V, L.P., its General Partner
By:	TPG Advisors V, Inc., its General Partner

By:	/s/ Ronald Cami
	Name:	Ronald Cami
	Title:	Vice President

TPG FOF V-A, L.P.

By:	TPG GenPar V, L.P., its General Partner
By:	TPG Advisors V, Inc., its General Partner

By:	/s/ Ronald Cami
	Name:	Ronald Cami
	Title:	Vice President

TPG FOF V-B, L.P.

By:	TPG GenPar V, L.P., its General Partner
By:	TPG Advisors V, Inc., its General Partner

By:	/s/ Ronald Cami
	Name:	Ronald Cami
	Title:	Vice President

[Signature Page to Amendment to Stockholders Agreement]

TPG LVB CO-INVEST LLC

By:	/s/ Ronald Cami
	Name:	Ronald Cami
	Title:	Vice President

TPG LVB CO-INVEST II LLC

By:	/s/ Ronald Cami
	Name:	Ronald Cami
	Title:	Vice President

[Signature Page to Amendment to Stockholders Agreement]